McINTYRE & LUBECK
                            3070 Bristol Street
                                 Suite 450
                       Costa Mesa, California  92626
                              (714) 545-7835


                            December 19, 1994



INTERNATIONAL ALUMINUM CORPORATION
767 Monterey Pass Road
Monterey Park, California  91754

Gentlemen:

          In connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by International Aluminum Corporation, a California corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of options (the "Options") to purchase up to 500,000 shares (the "Shares") of its Common Stock, par value $1.00 per share, pursuant to the International Aluminum Corporation 1991 Stock Option
Plan (the "Plan"), we are rendering certain legal opinions to the Company pertaining to the Options and the Shares. At the Company's request, we are furnishing this opinion of counsel to the Company for filing as Exhibit 5 to the Registration Statement.

          In our capacity as your counsel in the connection referred to above, we have examined the Registration Statement, the Plan, the Restated Articles of Incorporation and the By-Laws, each as amended to date, of the Company, and the original copies, or copies certified or otherwise identified, of records of corporate action of the Company as furnished to us by the Company, certificates of public officials, statutes and other instruments and documents, as a basis for the opinions hereinafter expressed.

          Based upon our examination as aforesaid, we are of the opinion that the Options, when issued as contemplated by the Registration Statement and the Plan, will be validly issued, and the Shares, when purchased and paid for as described in the Registration Statement and the Plan, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion of counsel as
Exhibit 5 to the Registration Statement.

                                   Very truly yours,

                                   McINTYRE & LUBECK